UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 28, 2013

CH ENERGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

New York	0-30512	14-1804460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

284 South Avenue Poughkeepsie, New York 12601-4839
(Address of Principal Executive Offices) (Zip Code)

(845) 452-2000
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events

On January 28, 2013, CH Energy Group, Inc. ("CH Energy Group") issued a press release announcing that a settlement agreement has been filed with the New York State Public Service Commission (the "Commission") regarding the acquisition of Central Hudson Gas & Electric Corporation, the utility subsidiary of CH Energy Group, by Fortis Inc. ("Fortis") as a result of the previously announced acquisition of CH Energy Group by Fortis.  The press release also announced that a closing for the transaction with Fortis is expected to take place during the second quarter of 2013, subject to receiving approval from the Commission.  A copy of the press release is attached hereto as Exhibit 99.1, and the foregoing description is qualified in its entirety by reference thereto.

Item 9.01.                          Financial Statements and Exhibits

(d)            Exhibits

            Exhibit No.                                        Document Designation

99.1	Press release, dated January 28, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 28, 2013

CH ENERGY GROUP, INC.

By:		/s/ Kimberly J. Wright
	Name:	Kimberly J. Wright
	Title:	Vice President – Accounting and Controller

EXHIBIT INDEX

Exhibit
Number                                        Description

99.1	Press release, dated January 28, 2013